                                                                    Exhibit 21

                         Subsidiaries of Varian, Inc.

The Registrant currently has no subsidiaries; on or prior to the Distribution, the Registrant will have the following subsidiaries:

                                                   Country of
Subsidiaries                                       Incorporation
------------                                       -------------

Varian Australia L.L.C.                            USA, DE
Varian Argentina, Ltd.                             USA, DE
Varian China, Ltd.                                 USA, DE
Varian India Pvt. Ltd.                             USA, DE
Varian Technologies Japan, Ltd.                    USA, DE
Varian Instruments of Puerto Rico, Inc.            USA, DE
Varian Technologies Asia, Ltd.                     USA, DE
Varian Inter-American Corp.*                       USA, CA
Chrompack, Inc.*                                   USA, New Jersey
Varian Australia Pty. Limited                      Australia
Varian Holdings (Australia) Pty. Limited           Australia
Varian Gesellschaft m.b.H.                         Austria
Varian Chrompack Belgium B.V.*                     Belgium
Varian Belgium N.V.                                Belgium
Intralab Instrumentacao Analytica Ltda             Brazil
Varian Industria e Comercio Limitada               Brazil
Varian Canada Inc.                                 Canada
Varian Chrompack France S.a.r.l.*                  France
Varian S.A.                                        France
Varian Chrompack Germany GmbH                      Germany
Varian Germany G.m.b.H.                            Germany
Varian Chrompack Italia s.r.l.*                    Italy
Varian S.p.A.                                      Italy
Varian Technologies Korea, Ltd.                    Korea
Varian S.A.                                        Mexico
Caribbean Charter Company*                         Netherlands
Chrompack B.V.*                                    Netherlands
Chrompack Holding B.V.*                            Netherlands
Varian Chrompack International B.V.                Netherlands
Chrompack Lease B.V.*                              Netherlands
Varian Chrompack Nederland B.V.*                   Netherlands
Europe Chemical Services Beheer B.V.*              Netherlands
Chrompack Onroerend Goed B.V.                      Netherlands
Varian B.V.                                        Netherlands
Chrompack Norge AS*                                Norway
Varian Iberica S.L.                                Spain
Chrompack Sverige AB*                              Sweden
Varian AB                                          Sweden
Varian A.G.                                        Switzerland
Varian Chrompack UK Ltd.                           United Kingdom
Varian Technologies, C.A.                          Venezuela

_______________
*   To be merged or dissolved